UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 22, 2014

Transgenomic, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-30975	91-1789357
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12325 Emmet Street, Omaha, NE 68164

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (402) 452-5400

N/A

(Former Name, or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Private Placement

On October 22, 2014, Transgenomic, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain accredited investors (the “Investors”), pursuant to which the Company, in a private placement, issued and sold to the Investors (the “Private Placement”) an aggregate of 730,776 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), at a price per share of $3.25 (the “Shares”) for an aggregate purchase price of approximately $2,375,000, and warrants to purchase up to an aggregate of 365,388 shares of Common Stock with an initial exercise price of $4.00 per share (the “Warrants”) that are exercisable for the period from April 22, 2015 through April 22, 2020. In connection with the Private Placement, the Company also issued a Warrant to purchase up to an aggregate of 9,230 shares of Common Stock to one advisor. The Warrants include both cash and “cashless exercise” features.

Pursuant to the terms of the Purchase Agreement, the Company is obligated to prepare and file with the Securities and Exchange Commission (the “SEC”) a registration statement (the “Registration Statement”) to register for resale the Shares and the shares of Common Stock issuable upon exercise of the Warrants (the “Warrant Shares”) on or prior to November 21, 2014, and may be required to effect certain registrations to register for resale the Shares and the Warrant Shares in connection with certain “piggy-back” registration rights granted to the Investors. The Company will be required to pay a range of liquidated damages to each Investor in the event that the Registration Statement is not filed on or prior to November 21, 2014, or if the Registration Statement is not declared effective by the SEC on or prior to January 20, 2015.

The foregoing descriptions of the Purchase Agreement and the Warrants do not purport to be complete and are qualified in their entirety by reference to the full text of the Purchase Agreement and the form of Warrant, which are filed as Exhibit 4.1 and Exhibit 4.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

The representations, warranties and covenants contained in the Purchase Agreement and the Warrants were made solely for the benefit of the parties to the Purchase Agreement and the Warrants and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Purchase Agreement and the Warrants are incorporated herein by reference only to provide investors with information regarding the terms of the Purchase Agreement and the Warrants and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the SEC.

Amendment to Loan and Security Agreement

On October 22, 2014, the Company entered into an amendment (the “Amendment”) to its Loan and Security Agreement, dated March 13, 2013, with Third Security, LLC and its affiliates for a revolving line of credit and a term loan (the “Loan Agreement”). The Amendment reduces: (i) the Company’s future minimum liquidity and revenue covenants under the Loan Agreement, and (ii) the aggregate amount the Company may borrow under the revolving line of credit from $4 million to $3 million.

The foregoing description of the Amendment does not purport to be a complete description of all terms of the Amendment and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 3.02. Unregistered Sales of Equity Securities.

Pursuant to the Private Placement described in Item 1.01 of this Current Report on Form 8-K, which description is incorporated by reference into this Item 3.02 in its entirety, on October 22, 2014, the Company sold the Shares and the Warrants to “accredited investors,” as that term is defined in the Securities Act of 1933, as amended (the “Securities Act”), and in reliance on the exemption from registration afforded by Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated under the Securities Act and corresponding provisions of state securities or “blue sky” laws. Each of the Investors represented that it was acquiring the Shares and the Warrants for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. Accordingly, the Shares, the Warrants and the Warrant Shares have not been registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws. Neither this Current Report on Form 8-K nor any exhibit attached hereto is an offer to sell or the solicitation of an offer to buy shares of Common Stock or other securities of the Company.

The Purchase Agreement and the form of Warrant are filed as Exhibit 4.1 and Exhibit 4.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 8.01. Other Events.

On October 22, 2014, the Company issued the press release attached as Exhibit 99.1 to this Current Report on Form 8-K regarding the Private Placement.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

4.1	Securities Purchase Agreement, dated as of October 22, 2014, by and among Transgenomic, Inc. and the Investors.

4.2	Form of Warrant issued by Transgenomic, Inc. to the Investors and the advisor on October 22, 2014.

10.1	Limited Waiver and Fifth Amendment to Loan and Security Agreement among Transgenomic, Inc., Third Security Senior Staff 2008 LLC, as administrative agent and a lender, and the other lenders party thereto, dated October 22, 2014.

99.1	Press release issued by Transgenomic, Inc. on October 22, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Transgenomic, Inc.

By:	/s/ Paul Kinnon
Paul Kinnon
President and Chief Executive Officer

Date: October 22, 2014

Exhibit Index

Exhibit Number	Description

4.1	Securities Purchase Agreement, dated as of October 22, 2014, by and among Transgenomic, Inc. and the Investors.

4.2	Form of Warrant issued by Transgenomic, Inc. to the Investors and the advisor on October 22, 2014.

10.1	Limited Waiver and Fifth Amendment to Loan and Security Agreement among Transgenomic, Inc., Third Security Senior Staff 2008 LLC, as administrative agent and a lender, and the other lenders party thereto, dated October 22, 2014.

99.1	Press release issued by Transgenomic, Inc. on October 22, 2014.